Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Notification of Late Filing on Form 12b-25 filed with the Securities and Exchange Commission on June 17, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GAMETECH INTERNATIONAL, INC.
By:	/s/ Marcia Martin
Marcia Martin
Chief Financial Officer

Date: June 17, 2010